                                                                   Exhibit 10.25

               BLOOMBERG INFORMATION TELEVISION/TM/ PROGRAMMING
               ------------------------------------------------
                             AFFILIATION AGREEMENT
                             ---------------------


     AGREEMENT made this 3rd day of October, 1996, by and between BLOOMBERG L.P., a Delaware limited partnership ("Bloomberg") and MAGINET, a California corporation ("MagiNet").

     For and in consideration of the conditions hereinafter set forth, the parties agree as follows:

1.   RIGHTS GRANTED
     --------------

     Bloomberg hereby grants to MagiNet, and MagiNet hereby accepts a non-exclusive license, right and commitment during the Term of this Agreement to distribute the BIT Programming to hotel rooms within the hotels to which MagiNet provides its services in the Asia Pacific Region, Europe, South Africa and Israel ("Hotels"). MagiNet shall not distribute the BIT Programming in a cut, edited or otherwise altered form. MagiNet may not copy or make any use of the BIT Programming other than as specifically set forth in this Agreement. MagiNet agrees to pay Bloomberg in accordance with the terms and conditions of Schedule 1 attached hereto. MagiNet agrees to provide Hotel and System reports to Bloomberg, as Bloomberg may reasonably request, for the purpose of verifying compliance with this Agreement.

2.   TERM
     ----

     Unless earlier terminated pursuant to the provisions of this Agreement, the term ("Term") of this Agreement shall be for a period of two (2) years from the date hereof and shall automatically renew for successive one (1) year terms unless either party notifies the other in writing of its intention not to renew no less than sixty (60) days before the expiration of the Term or any renewal term.

3.   DELIVERY AND DISTRIBUTION
     -------------------------

(a)  Delivery.
     --------

     (i) Bloomberg shall make available to MagiNet a secure or encrypted signal of the BIT Programming by transmitting it via satellite or terrestrial delivery, such delivery to be coordinated by Bloomberg and MagiNet. The costs associated with the receipt at the Hotels of such signal shall be borne by MagiNet.

     (ii) Notwithstanding anything contained in the Agreement, it is understood and agreed that if, at any time in the future, Bloomberg shall choose to deliver its BIT Programming by means of new technology, which technology shall be used for delivery of programming by at least eighty percent (80%) of other program

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

               providers in the industry, then Bloomberg shall have the right to discontinue distribution by satellite or any other outdated technology.

     (b) Distribution. MagiNet shall, at its own expense, distribute the BIT Programming to the Hotels in its entirety (24 hours per day), as and when transmitted by Bloomberg in the sequence received from Bloomberg in accordance with all applicable local, state and federal laws.

     (c) Availability. Notwithstanding any other provision of this Agreement to the contrary, MagiNet shall ensure that the BIT Programming is received by the hotel guests of each Hotel free of charge to such guests. Once the BIT Programing has been carried by any or all of MagiNet's Hotels, MagiNet shall have no right, during the term of this Agreement to delete the BIT Programming from any such Hotel (except in the event of force majeure, as defined in Section 8), or unless in MagiNet's reasonable judgment the quality of the BIT programming has so materially changed from the programming as of the date hereof as to make it fundamentally unacceptable to MagiNet's Hotel customers.

     (d) Piracy. MagiNet shall not itself, and shall not authorize others to, copy, take or otherwise reproduce any part of the BIT Programming without Bloomberg's prior written authorization and shall take reasonable and practical security measures to prevent the unauthorized or otherwise unlawful copying or taping by others.

     (e) Termination of BIT Programming. Bloomberg retains the right at all times to discontinue providing the BIT Programming (i) to any and all of the Hotels without incurring any liability upon thirty (30) days written notice to MagiNet in the event Bloomberg no longer engages in the business of providing BIT Programming (ii) to any single Hotel in the event there is no Recoupment (as defined below) of capital costs and preferred return on equity (as provided on Schedule 1) within nine
          (9) months of the commencement of delivery of BIT Programming to such Hotel, and (iii) to any Hotel, if the delivery of such signal, is contrary to or violates, any applicable law, rule or regulation. This Agreement may be terminated by Bloomberg at any time in the event MagiNet fails to perform any material obligation hereunder which is not cured after receipt of written notice thereof from Bloomberg within ten (10) days in regard to payment to be paid by MagiNet to Bloomberg and twenty (20) days in regard to all other obligations hereunder.

     (f) Non-exclusivity. Notwithstanding anything herein to the contrary, Bloomberg may market and distribute the BIT Programming to any Hotel in the Asia Pacific region, Europe, South Africa and Israel not under contract with MagiNet, and in the event a Hotel under contract with MagiNet elects not to receive the BIT Programming, Bloomberg may market and subsequently distribute the BIT to such Hotel. Bloomberg expressly reserves to itself any and all rights in the BIT Programming not herein specifically granted to MagiNet. Such reserved rights may be exercised and exploited by Bloomberg concurrently with and during the term hereof, freely and without limitation or restriction, regardless of the extent to which the same are competitive with MagiNet or the license granted.

4.   PROMOTION
     ---------

     Without limiting any other related obligations contained in this Agreement, from the date hereof and throughout the Term, MagiNet shall promote the BIT Programming in at least a comparable manner as it promotes other services.

5.   TRADEMARKS
     ----------

     Bloomberg will permit MagiNet and each Hotel to use the service marks, trademarks, trade names, logos and other BIT Programming indicia for the distribution and promotion of the BIT Programming, subject to Bloomberg's prior review and approval, which approval will not be unreasonably withheld. In addition, Bloomberg consents to the use of such indicia in MagiNet's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 1996, and any amendment thereto, and in the prospectus contained therein, provided however, that such use and reference to Bloomberg therein is subject to the prior review and approval of Bloomberg.

6.   CONFIDENTIALITY
     ---------------

     Neither MagiNet nor Bloomberg shall disclose to any third party (other than its respective employees, consultant or agents in their capacity as such), any confidential business information concerning the other, including but not limited to, any information relating to identification of subscribers or financial material obtained through an audit. MagiNet and Bloomberg shall undertake reasonable commercial efforts to ensure that such employees, consultants, and agents maintain the confidentiality of such information.

7.   INDEMNIFICATION
     ---------------

     (a) Bloomberg will indemnify MagiNet from and against any and all claims, liabilities, costs and expenses arising out of the provision of BIT Programming, pursuant to this Agreement, to the extent that such claims, damages, liabilities, costs and expenses are: (i) based upon alleged libel, slander, defamation, invasion of the right of privacy, or violation or infringement of copyright (other than music performance rights) arising out of the content of the BIT Programming, or based on alleged violations by the BIT Programming of literary or dramatic rights, and (ii) are not based upon any deletions, additions or alterations to the BIT Programming by MagiNet, any Hotel or third party.

     (b) MagiNet will indemnify Bloomberg, its parent and related and affiliated companies from and against any and all claims, liabilities, costs and expenses arising out of the distribution of the BIT Programming, pursuant to this Agreement, to the extent that such claims, damages, liabilities, costs and expenses are based upon alleged libel, slander, defamation, invasion of the right to privacy or violation or infringement of copyright (other than music performance rights) based upon or growing out of deletions, additions or alterations to the BIT Programming by MagiNet or any System. Notwithstanding anything contained herein to the contrary, MagiNet agrees that it shall pay and forever hold Bloomberg harmless from all payments and fees arising out of the provision of the BIT Programming to Hotels or the exhibition or use of the Bit Programming by MagiNet. MagiNet acknowledges the BIT Programming provides information taken from the New York Stock Exchange, The American Stock Exchange, NASDAQ and others and that the Bloomberg does not guarantee the sequence, accuracy, completeness, or timeliness of the data and information contained therein. Accordingly, anything to the contrary herein set forth notwithstanding, Bloomberg, its parent, affiliates or subsidiaries shall not directly or indirectly, be liable, in any way, to MagiNet, to Hotels, to any of the Hotel's viewers, to any person or entity to whom or to which the BIT Programming shall be provided, or to any other person or entity for (i) any inaccuracies or errors in or omission of, any information or data therein; (ii) any delays or errors in the transmission or delivery of any part thereof, or (iii) any loss or damage arising therefrom or occasioned thereby, or by any reason of nonperformance, or interruption in any such information or data transmitted by Bloomberg for any reason.

     (c) The party entitled to indemnification hereunder (the "Indemnified Party") shall notify the other party hereto (the "Indemnifying Party") in writing of the claim or action for which such indemnity applies. The Indemnifying Party shall undertake the defense of any such claim or action and permit the Indemnified Party to participate therein at the Indemnified Party's own expense. The settlement of any such claim or action by an Indemnified Party, without the Indemnifying Party's prior written consent, shall release the Indemnifying Party from its obligations hereunder with respect to such claim or action so settled.

8.   FORCE MAJEURE
     -------------

     If Bloomberg shall fail to make timely delivery of the BIT Programming hereunder by reason of any act of God, war, fire, flood, strike, labor dispute, public disaster, transportation or laboratory difficulties, order or decree of governmental agency, failure or degradation in performance of the satellite or transponders providing Bloomberg's signal or feed, scrambling/de-scrambling equipment or any other equipment owned and maintained by others, any failure at the origination and up linking center used by Bloomberg, or any other similar or dissimilar cause beyond the control of Bloomberg, such failure on the part of Bloomberg shall not be deemed to be a breach of this Agreement and shall not extend the term thereof.

9.   ASSIGNMENT
     ----------

     (a) Bloomberg may freely assign this Agreement, or any portion thereof, without the consent of MagiNet. In the event of any valid assignment of this Agreement by Bloomberg,

          Bloomberg shall be relieved of all obligations arising thereafter and MagiNet shall look solely to the assignee for enforcement of such obligations. MagiNet agrees that upon receipt of written notice of assignment by Bloomberg, monies due Bloomberg shall be paid to any third party assignee in accordance with Bloomberg's instructions without offset, deduction, counterclaim or other credits which the MagiNet may have against Bloomberg.

     (b) This Agreement may not be assigned by MagiNet, either voluntarily or by operation of law, without the prior written consent of Bloomberg; provided however, that this Agreement shall automatically be assigned to MagiNet's successor corporation in connection with its redomiciliation in Delaware. Any such assignment shall not relieve MagiNet of its obligations hereunder.

10.  THE BLOOMBERG TERMINAL
     ----------------------

     As an incentive to persuade certain top business oriented Hotels to carry BIT Programming, MagiNet may, with the prior consent of Bloomberg, offer to install a BLOOMBERG terminal (for the term during which BIT Programming is delivered to the Hotel) either in the Hotel's business center or concierge floor, provided:

     (a) Bloomberg shall have final absolute approval over which Hotels are supplied with a BLOOMBERG terminal;

     (b) Each Hotel shall pay all installation and monthly phone charges as well as the charges for the installation of the equipment to deliver the Bloomberg service; and

     (c)  Each Hotel shall sign a Bloomberg Agreement and Schedule of Services.

11.  AUDIT
     -----

     (a) Subscriber Records. MagiNet shall keep accurate and complete records and accounts of billings and all matters which pertain to the Hotels and are relevant to or required by this Agreement. Bloomberg shall have the right to examine and audit those records and accounts, no more than twice in each 365 day period, on reasonable notice to MagiNet to be conducted during normal business hours during the Term and for one (1) year after the final termination. Within two (2) weeks of Bloomberg's request, MagiNet shall provide to Bloomberg all information requested in order to verify the geographical limits of any government authorization pertaining to Hotels.

     (b) Monthly Reports. On or before the fifteenth (15th) day of each month during the Term of this Agreement, MagiNet shall provide Bloomberg a true and complete report for the prior month signed by MagiNet's chief financial officer, or his/her authorized designee, specifying for each of MagiNet's Hotels which carry the BIT Programming the following information:

          (i)    the name of the Hotel;

         (ii)    the total number of Hotel rooms;

        (iii)    the fee charged by MagiNet for each room in the Hotel;

         (iv)    itemization of capital costs related to each Hotel;

          (v) other information reasonably requested by Bloomberg for accurate billing purposes; and

         (vi)    the information required pursuant to Exhibit A hereto.

12.  DEFINITIONS
     -----------

     As used in this Affiliation Agreement, the following term has the following meaning:

     (a) "Bloomberg Information Television ("BIT") Programming" means the program service covered by this Agreement, which is offered by Bloomberg consisting primarily of world news, business news, financial market data, sports, health and general information.

13.  GENERAL
     -------

     (a) A waiver by either party of any of the terms or conditions of this Agreement shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

     (b) All notices, statements and other documents required to be given shall be given in writing either by personal delivery or mail at the respective addresses:

          If to MagiNet:                        If to Bloomberg:

          MagiNet                               Bloomberg L.P.
          Tasman Drive                          499 Park Avenue
          Sunnyvale, CA 94089                   New York, NY 10022
          ATTN:  Kenneth B. Hamlet              ATTN:  Emilia Fazzalari

     (c) This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of New York, without reference to its choice of law doctrine, and any applicable rules and regulations of the Federal Communications Commission.

     (d) This Agreement constitutes the entire agreement between Bloomberg and MagiNet with respect to the subject matter herein contained and this Agreement cannot be changed or terminated orally, and no changes, amendments or assignments thereof shall be binding upon Bloomberg until accepted in writing by a duly authorized officer of Bloomberg.

     (e) In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby.

     (f) This Agreement supersedes all prior written or oral communications or understanding between the parties concerning the subject matter.

     (g) Each Hotel receiving the BIT Programming shall agree to be bound by the terms of this Agreement applicable to such Hotel.

     (h) Bloomberg may, in its absolute discretion, withdraw the BIT Programming, or any portion thereof, if Bloomberg determines that telecast thereof would or might infringe upon the rights of others or violate any law, court order, governmental regulation or other ruling of any government agency, or constitute a breach of the use permitted hereby of the BIT Programming or the material or rights contained therein, or subject Bloomberg to any material liability with respect to the distribution of BIT Programming or otherwise.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the above date.


MAGINET                                     BLOOMBERG L.P.

                                            BY: Bloomberg, Inc.,
                                            General Partner

By: /s/ James A Barth                       By: /s/ Louis V. Eccleston
   ---------------------------------           -----------------------

Name: James A. Barth                        Name: Louis V. Eccleston
     -------------------------------             ---------------------

Title: Executive Vice President, CFO        Title:____________________
      -------------------------------

405 Tasman Drive                            499 Park Avenue
Sunnyvale, CA 94089                         New York, NY 10022

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                                  SCHEDULE 1
                                  ----------

                                 Service Rates
                                 -------------


     MagiNet shall sell the BIT Programming to Hotels at approximately [***] per Hotel room per month (but for not less than [***] per Hotel room per month). MagiNet will use its best efforts to secure the best possible prices for the BIT Programming.

     MagiNet shall retain 100% of the gross revenue generated from amounts paid to MagiNet by Hotels for the BIT Programming until MagiNet has gross received revenues in an amount equal to capital costs (such capital costs related only to the delivery of the BIT Programming) plus a preferred return on capital equal to [***]. Such total capital costs (along with the preferred return) per Hotel shall not be more than [***]. All other expenses of MagiNet shall not be included in the calculation of these capital costs. MagiNet agrees to itemize the specific capital costs with respect to each Hotel for review by Bloomberg. To the extent such capital costs are also applicable to the receipt of other services, such costs shall be allocated accordingly for purposes of this Agreement.

     Once gross revenues equal to capital costs plus the above-referenced preferred return on capital have been paid to MagiNet by Hotels ("Recoupment"), MagiNet must pay a license fee to Bloomberg equal to [***] of the gross revenues from the sale of BIT Programming to the Hotels. Recoupment shall be measured on a Hotel by Hotel basis.

     Notwithstanding anything herein to the contrary, in the event the capital costs and preferred return on capital will not be paid within nine (9) months of the commencement of BIT Programming by any single Hotel, MagiNet shall not offer the BIT Programming to any such Hotel. In addition, to the extent that a Hotel is in default of any payment due MagiNet for receipt of the BIT Programming, MagiNet shall not offer or provide the BIT Programming to any Hotel that is a member of the same chain of Hotels and is under common ownership until such non-paying hotel shall satisfy any outstanding payment obligations to MagiNet.

     *** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                                   EXHIBIT A
                                   ---------

           (MagiNet to list all Hotels* as defined in the Agreement)


-    Data

-    Name and Address of Hotel

-    Hotel Representative
     Address
     Telephone

-    Service Launch Date

-    Number of Hotel rooms

-    Chanel Carrying the BIT Programming

-    Name of Town, County, State and
     Zip Code of Hotel's Operating Area